UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2006

DIGITAL MUSIC GROUP, INC.

(Exact name of registrant specified in its charter)

Delaware	000-51761	20-3365526
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2151 River Plaza Drive, Suite 200, Sacramento, California	95833
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone, including area code: (916) 239-6010

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On February 10, 2006, Digital Music Group, Inc. (the “Registrant”) filed a Current Report on Form 8-K dated February 7, 2006 (the “Initial Form 8-K”) with the Securities and Exchange Commission (the “SEC”) to report, among other things, that the Registrant completed its acquisitions of Digital Musicworks International, Inc. (“DMI”) and certain assets of Rio Bravo Entertainment LLC, doing business as Psychobaby (“Rio Bravo”). The information set forth in Items 2.01, 3.02, 5.03 and 9.01 (with respect to Rio Bravo) of the Initial Form 8-K is incorporated herein by reference. The sole purpose of this Amendment No. 1 to the Initial Form 8-K is to provide the audited financial statements and the unaudited pro forma financial information regarding DMI required by Items 9.01(a) and 9.01(b), respectively, which were not included in the Initial Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

The financial statements required by this Item with respect to the acquisition of DMI described in Item 2.01 of the Initial Form 8-K are incorporated by reference to the Registrant’s Annual Report on Form 10-K filed with the SEC on March 31, 2006.

(b)	Pro forma financial information.

The Unaudited Pro Forma Combined Condensed Balance Sheet of the Registrant and DMI and Rio Bravo as of December 31, 2005 and Unaudited Pro Forma Combined Condensed Statement of Operations of the Registrant and DMI and Rio Bravo for the year ended December 31, 2005 are filed hereto as Exhibit 99.1.

(d)	Exhibits.

23.1	Consent of Perry-Smith LLP with respect to Digital Musicworks International, Inc.

99.1	Unaudited Pro Forma Combined Condensed Balance Sheet of the Registrant and DMI and Rio Bravo Entertainment LLC Carve Out Segment as of December 31, 2005 and Unaudited Pro Forma Combined Condensed Statement of Operations of the Registrant and DMI and Rio Bravo Entertainment LLC Carve Out Segment for the year ended December 31, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL MUSIC GROUP, INC.

Date: April 19, 2006	By:	/s/ Karen B. Davis
	Name:	Karen B. Davis
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Document Description
23.1	Consent of Perry-Smith LLP with respect to Digital Musicworks International, Inc.

99.1	Unaudited Pro Forma Combined Condensed Balance Sheet of the Registrant and DMI and Rio Bravo Entertainment LLC Carve Out Segment as of December 31, 2005 and Unaudited Pro Forma Combined Condensed Statement of Operations of the Registrant and DMI and Rio Bravo Entertainment LLC Carve Out Segment for the year ended December 31, 2005.